Exhibit 99.1

ChannelAdvisor Announces Preliminary Financial Results for Second Quarter 2020, Acquisition of Brand Analytics Firm BlueBoard
Expects Record Revenue and Adjusted EBITDA to Substantially Exceed Prior Guidance
Acquisition of BlueBoard Accelerates Capabilities for Brands
Full Second Quarter 2020 Financial Results to be Announced on August 6, 2020
Research Triangle Park, N.C. — July 24, 2020 – ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions, today announced preliminary estimated financial results for the second quarter of 2020.
Based on information available as of today, total revenue is expected to be approximately $37.3 million, or $4.8 million above the previous guidance of $32.5 million, representing growth of approximately 17% compared to the second quarter of 2019. Adjusted EBITDA, a non-GAAP measure, is expected to be approximately $11.4 million, or $5.4 million above the previous guidance of $6.0 million, representing an adjusted EBITDA margin of 31%. These results are preliminary and unaudited and are subject to change based on the completion of the company's normal quarter-end review process. As a result, these preliminary results may be different from the actual results that will be reflected in ChannelAdvisor's consolidated financial statements for the quarter ended June 30, 2020 when they are released.
“Our second quarter results were exceptional, with record revenues and record adjusted EBITDA both substantially exceeding our original guidance for the quarter,” said David Spitz, ChannelAdvisor’s chief executive officer. “Strong revenues were driven by sustained and broad-based growth in GMV as e-commerce spending remained elevated throughout the quarter, consistent with broader e-commerce trends as the COVID-19 pandemic caused a shift in consumer buying habits. Continued expense discipline and the scalability of our business model contributed to a significant improvement in profitability as well.”
In addition, ChannelAdvisor announced that it has acquired analytics firm BlueBoard, a leading e-commerce analytics platform. Headquartered in Paris, France, BlueBoard helps leading global brands such as L’Oreal, Clarins, and Logitech gain a competitive advantage on their e-commerce channels with actionable insights into how their products are performing across thousands of retailer websites and marketplaces. Financial terms of the transaction were not disclosed. More information about this acquisition is available in a separate press release issued today.

Exhibit 99.1
ChannelAdvisor plans to report its full second quarter 2020 results on August 6, 2020. On that day, management will hold a conference call and webcast at 8:00 a.m. ET to review and discuss the results for the period. A recorded version of this webcast will be available after the call and accessible at http://ir.channeladvisor.com.

When:  Thursday, August 6, 2020
Time:  8:00 a.m. ET
Live Call: (855) 638-4821, Passcode 2685276, Toll Free
         (704) 288-0612, Passcode 2685276, Toll
Webcast: http://ir.channeladvisor.com (live and replay)
Non-GAAP Financial Measures
This press release includes the following financial measure: adjusted EBITDA. Adjusted EBITDA excludes depreciation, amortization, income tax expense, net interest expense, stock-based compensation expense and acquisition costs for the acquisition of BlueBoard.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance, and providing actionable

Exhibit 99.1
analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Google, Facebook, Walmart, and hundreds more.  For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our expected financial results for the second quarter 2020. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control.
ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, changes resulting from the completion of the normal quarter-end review process as well as risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and its Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2020, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of the COVID-19 pandemic on global economic conditions and on our revenues and financial performance; our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

Exhibit 99.1

Reconciliation of Expected Adjusted EBITDA to Expected EBITDA and Net Income (Estimate)
(unaudited; in millions)
Second Quarter 2020
Net income (estimate)	$6.8
Adjustments (estimates):
Interest (income) expense, net	(0.1)
Income tax expense	0.3
Depreciation and amortization expense	1.5
Total adjustments	1.7
Expected EBITDA	8.5
Stock-based compensation expense (estimate)	2.6
Acquisition costs (estimate)	0.3
Expected Adjusted EBITDA	$11.4

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Investor Contact:
ChannelAdvisor Corporation
Raiford Garrabrant
+1 (919) 228-4817
raiford.garrabrant@channeladvisor.com

or

Media Contact:
ChannelAdvisor Corporation
Tamara Gibbs
+1 (919) 249-9798
tamara.gibbs@channeladvisor.com